Exhibit 10.8

RAIT Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

November 4, 2010

Betsy Z. Cohen

c/o RAIT Financial Trust

Cira Centre

2929 Arch Street, 17th Floor

Philadelphia, PA 19104

Re:	Consulting Agreement

Dear Betsy:

The purpose of this letter is to memorialize our mutual understanding as to the consulting services that you have agreed to perform for RAIT Financial Trust (“RAIT”) following your ceasing to be an employee of RAIT as a result of your retirement as Chairman of the Board of Trustees of RAIT (the “Board”) and as a member of the Board, which retirement is to become effective on December 31, 2010. Specifically, for the period from January 1, 2011 through March 31, 2011 (the “Consulting Period”), you agree to be a consultant for RAIT and perform consulting services for RAIT, which consulting services require you to consult with the executive officers, as well as the Board, with respect to such matters as may be reasonably requested by RAIT (collectively, the “Consulting Services”).

In consideration for these Consulting Services, during the Consulting Period, RAIT will reimburse you for all of your reasonable travel and other expenses incurred by you in connection with the performance of the Consulting Services in accordance with RAIT’s expense reimbursement policies and provide you with office space and appropriate secretarial support. However, as a consultant, you will not be an employee of RAIT and will not be entitled to participate in or receive any benefit or right as a RAIT employee under any RAIT employee benefit plan or pension plan. In addition, you are responsible for all income taxes, employment taxes and workers’ compensation insurance associated with the compensation you receive pursuant to this letter agreement and you agree that RAIT will not withhold or pay any of the foregoing in connection with your services to RAIT.

If the foregoing correctly sets forth your understanding of our agreement relating to the matters set forth in this letter agreement, please so indicate by signing below.

Sincerely,

/S/ SCOTT F. SCHAEFFER
Scott F. Schaeffer
Chief Executive Officer and President

ACCEPTED AND AGREED TO:

/S/ BETSY Z. COHEN
Betsy Z. Cohen